Exhibit 10.5
RESTRICTED UNIT AWARD AGREEMENT

under the

NEXTERA ENERGY PARTNERS, LP 2024 LONG TERM INCENTIVE PLAN
This Restricted Unit Award Agreement (“Agreement”), between NextEra Energy Partners, LP (hereinafter called the “Company”) and #ParticipantName+C# (hereinafter called the “Grantee”) is dated #GrantDate#. All capitalized terms used in this Agreement which are not defined herein shall have the meanings ascribed to such terms in the NextEra Energy Partners, LP 2024 Long Term Incentive Plan, as amended from time to time (the “Plan”).
1.    Grant of Restricted Unit Award. The Company hereby grants to the Grantee #QuantityGranted# common units, which units (the “Awarded Units”) shall be subject to the restrictions set forth in sections 2, 3 and 4 hereof, as well as all other terms and conditions set forth in this Agreement and in the Plan. The par value of the Awarded Units shall be deemed paid by the promise by the Grantee to perform future Service to the Company or an Affiliate. Subject to the terms of section 3(d) hereof, the Grantee shall have the right to receive distributions on the Awarded Units as and when paid.
2.    Vesting–Restrictions and Limitations. (a) Subject to the limitations and other terms and conditions set forth in this Agreement and in the Plan, the Awarded Units shall vest, the Company shall remove all restrictions from the Awarded Units and the Grantee shall obtain unrestricted ownership of the Awarded Units in accordance with the schedule set forth below:
-    #VestQty1# units on the later to occur of (i) #VestDate1#, or (ii) the date on which the Committee makes the certification described in section 2(b)(i) hereof (the “First Vest”);
-    #VestQty2# units on the later to occur of (i) #VestDate2#, or (ii) the date on which the Committee makes the certification described in section 2(b)(ii) hereof (the “Second Vest”); and
-    #VestQty3# units on the later to occur of (i) #VestDate3#, or (ii) the date on which the Committee makes the certification described in section 2(b)(iii) hereof (the “Final Vest”).

The period from the Grant Date of any Awarded Units through the date immediately preceding the date on which such Awarded Units vest shall, with respect to such Awarded Units, be hereinafter referred to as the “Restricted Period.”
(b)    Notwithstanding the provisions of section 2(a) hereof,
(i)    The First Vest (#VestDate1#) shall be conditioned on, subject to and shall not occur until certification by the Committee (by resolution or in such other manner as the Committee deems appropriate) that the performance target established by the Committee for purposes of this Agreement (such performance target being hereinafter referred to as the “Performance Target”), for 2025 has been achieved. If the Committee does not or cannot certify that the Performance Target has been achieved by December 31, 2026, then the Grantee shall forfeit the right to the Awarded Units subject to the First Vest, and such Awarded Units shall be cancelled.
(ii)    The Second Vest (#VestDate2#) shall be conditioned on, subject to and shall not occur until certification by the Committee (by resolution or in such other manner as the Committee deems appropriate) that the Performance Target for 2026 has been achieved. If the Committee does not or cannot certify that the Performance Target has been achieved by December 31, 2027, then the Grantee shall forfeit the right to the Awarded Units subject to the Second Vest, and such Awarded Units shall be cancelled.
(iii)    The Final Vest (#VestDate3#) shall be conditioned on, subject to and shall not occur until certification by the Committee (by resolution or in such other manner as the Committee deems appropriate) that the Performance Target for 2027 has been achieved. If the Committee does not or cannot certify that the Performance Target has been achieved by December 31, 2028, then the Grantee shall forfeit the right to the Awarded Units subject to the Final Vest, and such Awarded Units shall be cancelled.
(c)    Notwithstanding the provisions of sections 2(a), 2(b) and 4 hereof or any other provision of this Agreement or the Plan, if (i) the Grantee is a party to an Executive Retention Employment Agreement with NextEra Energy, Inc. (the “Corporation”) (as amended from time to time, “Retention Agreement”) and has not waived his or her rights, either entirely or in pertinent part, under such Retention Agreement, and (ii) the Effective Date (as defined in the Retention Agreement) has occurred and the Employment Period (as defined in the Retention Agreement) has commenced and has not terminated pursuant to section 3(b) of the Retention Agreement then, the Awarded Units shall vest upon or in connection with a Change of Control (as defined in the Retention Agreement) as provided in, and subject to the terms and conditions of, the Retention Agreement.
(d)    Notwithstanding the provisions of sections 2(a), 2(b) and 4 hereof or any other provision of this Agreement or the Plan, if (i) the Grantee is not a party to a Retention Agreement with the Company, and (ii) prior to the second anniversary of a Change in Control (as defined, as of the date hereof, in the Plan or as defined in the 2021 Long-Term Incentive Plan of the Corporation (in either case, a “Change in Control”)), the Grantee’s Service is involuntarily terminated other than for Cause or Disability, then-unvested Awarded Units shall vest upon such termination.
(e)    If as a result of a Change of Control (as defined in the Retention Agreement) or Change in Control, as applicable, the common units are exchanged for or converted into a different form of equity security and/or the right to receive other property (including cash), payment in respect of the Awarded Units shall, to the maximum extent practicable, be made in the same form.
3.    Terms and Conditions. The Awarded Units shall be registered in the name of the Grantee effective on the Grant Date. The Company shall issue the Awarded Units either (i) in certificated form, subject to a restrictive legend substantially in the form attached hereto as Exhibit “A” and stop transfer instructions to its transfer agent, and shall provide for retention of custody of the Awarded Units prior to vesting and/or (ii) in the form of a book-entry or direct registration, subject to restrictions and instructions of like effect. Prior to vesting (and if the Awarded Units have not theretofore been forfeited in accordance herewith), the Grantee shall have the right to enjoy all unitholder rights (including without limitation the right to receive distributions (subject to forfeiture as more fully set forth below) and to vote the Awarded Units at all meetings of the unitholders of the Company at which unitholders have the right to vote) with the exception that:
(a)    The Grantee shall not be entitled to delivery of Awarded Units until vesting.
(b)    The Grantee may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Awarded Units prior to vesting thereof.
(c)    In addition to the provisions set forth in section 4 hereof, a breach by the Grantee of the terms and conditions set forth in this Agreement shall result in the immediate forfeiture of all then unvested Awarded Units.
(d)    Notwithstanding anything herein to the contrary, if all or a portion of the Awarded Units do not vest, whether upon the termination of the Grantee’s Service (including without limitation Service to any successors to the Company or an Affiliate), or otherwise (including without limitation if the Company fails to meet one or more Performance Targets established as described in section 2(b) hereof or if the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof), all distributions paid to the Grantee on Awarded Units which have not vested (and which shall not thereafter vest in accordance with section 4 hereof) shall be forfeited, and shall be repaid to the Company within thirty (30) days after the date on which the Grantee’s obligation to repay such distributions accrues. For purposes hereof, such obligation to repay such distributions shall accrue (1) on such date as the Committee establishes that a Performance Target has not been met, as to all distributions paid on Awarded Units which are forfeited due to failure to meet such Performance Target; (2) on the date of termination of Service, as to all distributions paid on Awarded Units which are forfeited upon such termination of Service; and (3) upon forfeiture of unvested Awarded Units upon a breach by the Grantee of the terms and conditions set forth in this Agreement (including without limitation any such forfeiture occurring after termination of Service).
4.    Termination of Service. Except as otherwise set forth herein, with respect to any Awarded Units, the Grantee must remain in continuous Service (including to any successors to the Company or an Affiliate) from the effective date of this Agreement through the relevant vesting date for such Awarded Units as set forth in (or determined in accordance with) section 2 hereof in order for such Awarded Units to vest and in order to retain the distributions paid prior to vesting with respect to such Awarded Units. Except as otherwise set forth (a) herein, (b) in the Plan in connection with a Change in Control if the Grantee is not a party to a Retention

Agreement, or (c) in a Retention Agreement to which the Grantee is a party in connection with a Change of Control (as defined in such Retention Agreement), in the event that the Grantee’s Service (including to any successors to the Company or an Affiliate) terminates for any reason (or converts to inactive status in the manner specified in Section 4(b) hereof) prior to vesting, his or her rights hereunder shall be determined as follows:
(a)    If the Grantee’s termination of Service is due to resignation, discharge, or retirement prior to age 55 and does not meet the condition set forth in section 4(d) hereof, all rights to Awarded Units not theretofore vested (including without limitation rights to distributions not theretofore paid and rights to retain distributions on Awarded Units which have not theretofore vested, as more fully set forth in section 3(d) hereof) under this Agreement shall be immediately forfeited. Forfeited distributions shall be repaid to the Company within thirty (30) days after the Grantee’s termination of Service.
(b)     If the Grantee’s termination of Service is due to Disability or death, or if the Grantee converts to inactive employee status on account of a determination of such Grantee’s total and permanent Disability under any long-term disability plan of the Company or an Affiliate (a “Disability Plan”), the then-unvested portion of the Awarded Units shall vest (1) in the case of the Grantee’s Disability, on the vesting schedule and otherwise in accordance with the terms and conditions (including without limitation satisfaction of the applicable Performance Targets) set forth in section 2 hereof, notwithstanding that the Grantee’s Service shall have previously terminated or the Grantee has converted to inactive employee status on account of Disability under any Disability Plan, and (2) in the case of the Grantee’s death, upon such termination of Service (treating the applicable Performance Targets in section 2 hereof as having been achieved).
(c)    If the Grantee’s termination of Service is due to retirement on or after age 55 after completing at least ten years of continuous Service with the Company and does not meet the condition set forth in section 4(d) hereof, a pro rata unit of the then-unvested portion of the Awarded Units (determined as follows: (A) with respect to any unvested Awarded Units included in the First Vest, the product of (x) the quotient (which shall not exceed 1.0) of (I) the total number of full days of the Grantee’s Service completed during the Restricted Period divided by (II) 365, multiplied by (y) such unvested portion of the Awarded Units, and rounded to the nearest common unit; (B) with respect to any unvested Awarded Units included in the Second Vest, the product of (x) the quotient (which shall not exceed 1.0) of (I) the total number of full days of the Grantee’s Service completed during the Restricted Period divided by (II) 730, multiplied by (y) such unvested portion of the Awarded Units, and rounded to the nearest common unit; and (C) with respect to any unvested Awarded Units included in the Final Vest, the product of (x) the quotient (which shall not exceed 1.0) of (I) the total number of full days of the Grantee’s Service completed during the

Restricted Period divided by (II) 1,095, multiplied by (y) such unvested portion of the Awarded Units, and rounded to the nearest common unit) shall vest on the vesting schedule and otherwise in accordance with the terms and conditions (including without limitation satisfaction of the applicable Performance Targets) set forth in section 2 hereof, notwithstanding that the Grantee’s Service shall have previously terminated. For purposes of this section 4(c), 0.5 of a common unit shall be rounded up to the nearest unit. Notwithstanding the foregoing, if, after termination of Service but prior to vesting of all or any portion of the Awarded Units, the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Grantee shall immediately forfeit all rights to the then-unvested Awarded Units and any distributions theretofore paid on such then-unvested Awarded Units. Forfeited distributions shall be repaid to the Company within thirty (30) days after the date on which the Grantee’s obligation to repay such distributions accrues. Notwithstanding the foregoing, any then-unvested Awarded Units shall not vest if the Company’s chief executive officer, or chief executive officer’s delegate, objectively determines that the Grantee’s retirement is detrimental to the Company.
(d)    If the Grantee’s termination of Service is due to retirement on or after age 50, and if, but only if, such retirement is evidenced by a writing which specifically acknowledges that this provision shall apply to such retirement and is executed by the Company’s chief executive officer (or, if the Grantee is an executive officer, by a member of the Committee or the chief executive officer at the direction of the Committee, other than with respect to himself), the then-unvested portion of the Awarded Units shall vest on the vesting schedule and otherwise in accordance with the terms and conditions (including without limitation satisfaction of the applicable Performance Targets) set forth in section 2 hereof, notwithstanding that the Grantee’s Service shall have previously terminated. Notwithstanding the foregoing, if, after termination of Service but prior to vesting of all or a portion of the Awarded Units, the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Grantee shall immediately forfeit all rights to the then-unvested Awarded Units and any distributions theretofore paid on such then-unvested Awarded Units. Forfeited distributions shall be repaid to the Company within thirty (30) days after the date on which the Grantee’s obligation to repay such distributions accrues.
(e)    If the Grantee's Service is terminated prior to vesting of all or a portion of the Awarded Units for any reason other than as set forth in sections 4(a), (b), (c), and (d) hereof, or if an ambiguity exists as to the interpretation of those sections, the Committee shall determine whether the Grantee's then-unvested Awarded Units shall be forfeited or whether the Grantee shall be entitled to full vesting or pro rata vesting as set forth above based upon completed days of service during the Restricted Period, and any Awarded Units which may vest shall do so on the vesting schedule and otherwise in accordance with the terms and conditions

(including without limitation satisfaction of the applicable Performance Targets) set forth in section 2 hereof, notwithstanding that the Grantee’s Service shall have previously terminated. Notwithstanding the foregoing, if, after termination of Service but prior to vesting of all or a portion of the Awarded Units, the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Grantee shall immediately forfeit all rights to the then-unvested Awarded Units and any distributions theretofore paid on such then-unvested Awarded Units. Forfeited distributions shall be repaid to the Company within thirty (30) days after the date on which the Grantee’s obligation to repay such distributions accrues.
(f)    As a condition to this Restricted Unit Award, the Grantee hereby consents to the deduction from the Grantee’s final paycheck of an amount necessary to satisfy any obligation to repay forfeited distributions arising pursuant to this Section 4.
5.    Income Taxes. The Grantee shall notify the Company immediately of any election made with respect to this Agreement under Section 83(b) of the Internal Revenue Code of 1986, as amended. Upon vesting and delivery of Awarded Units to the Grantee, the Company shall have the right to withhold from any such distribution, in order to meet the Company’s obligations for the payment of withholding taxes, common units with a Fair Market Value equal to the minimum statutory withholding for taxes (including federal and state income taxes and payroll taxes applicable to the supplemental taxable income relating to such distribution) and any other tax liabilities for which the Company has an obligation relating to such distribution.
6.    Nonassignability. The Grantee's rights and interest in the Awarded Units may not be sold, transferred, assigned, pledged, exchanged, hypothecated or otherwise disposed of prior to vesting except by will or the laws of descent and distribution.
7.    Effect Upon Employment. This Agreement is not to be construed as giving any right to the Grantee for continuous employment by the Company or a Subsidiary or other Affiliate. The Company and its Subsidiaries and other Affiliates retain the right to terminate the Grantee at will and with or without cause at any time (subject to any rights the Grantee may have under the Grantee’s Retention Agreement).
8.    Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Grantee and their respective heirs, successors and assigns.
9.    Protective Covenants. In consideration of the Awarded Units granted under this Agreement, the Grantee covenants and agrees as follows: (the “Protective Covenants”):
(a)    During the Grantee's Service with the Company, and for a two-year period following the termination of the Grantee's Service with the Company, the Grantee agrees not to (i) compete or attempt to compete for, or act as a broker or otherwise participate in, any projects in which the Company has at any time done any work or undertaken any development efforts, or (ii) directly or indirectly solicit any of the Company’s customers, vendors, contractors, agents, or any other parties with which the Company has an existing or prospective business relationship, for the benefit of the Grantee or for the benefit of any third party, nor shall the Grantee accept consideration or negotiate or enter into agreements with such parties for the benefit of the Grantee or any third party.
(b)    During the Grantee's Service with the Company, and for a two-year period following the termination of the Grantee's Service with the Company, the Grantee shall not, directly or indirectly, on behalf of the Grantee or for any other business, person or entity, entice, induce or solicit or attempt to entice, induce or solicit any employee of the Company or its Subsidiaries or other Affiliates to leave the Company's employ (or the employ of such Subsidiary or other Affiliate) or to hire or to cause any employee of the Company to become employed for any reason whatsoever.
(c)    The Grantee shall not, at any time or in any way, disparage the Company or its current or former officers, directors, and employees, orally or in writing, or make any statements that may be derogatory or detrimental to the Company’s good name or business reputation.
(d)    The Grantee acknowledges that the Company would not have an adequate remedy at law for monetary damages if the Grantee breaches these Protective Covenants. Therefore, in addition to all remedies to which the Company may be entitled for a breach or threatened breach of these Protective Covenants, including but not limited to monetary damages, the Company shall be entitled to specific enforcement of these Protective Covenants and to injunctive or other equitable relief as a remedy for a breach or threatened breach. In addition, upon any breach of these Protective Covenants or any separate confidentiality agreement or confidentiality provision between the Company and the Grantee, all the Grantee’s rights to receive theretofore unvested Awarded Units and distributions relating thereto under this Agreement shall be forfeited.
(e)    The Grantee shall hold in a fiduciary capacity for the benefit of the Company al secret or confidential information, knowledge or data relating to the Company, and their respective businesses, which shall have been obtained by the Grantee during the Grantee’s employment by the Company and which shall not be or become public knowledge (other than by acts of the Grantee or representatives of the Grantee in violation of this Agreement). After termination of the Grantee’s employment with the Company, the Grantee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.
(f)    For purposes of this section 9, the term “Company” shall include all Subsidiaries and other Affiliates of the Company (such Subsidiaries and other Affiliates being hereinafter referred to as the “NextEra Entities”). The Company and the Grantee agree that each of the NextEra Entities is an intended third-party beneficiary of this section 9, and further agree that each of the NextEra Entities is entitled to enforce the provisions of this section 9 in accordance with its terms.
(g)    Notwithstanding anything to the contrary contained in this Agreement, the terms of these Protective Covenants shall survive the termination of this Agreement and shall remain in effect.
10.    Incorporation of Plan's Terms; Other Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all the provisions of the Plan are also provisions of this Agreement, provided, however, (a) if there is a difference or conflict between the provisions of this Agreement and the mandatory provisions of the Plan, such mandatory provisions of the Plan shall govern, (b) if there is a difference or conflict between the provisions of this Agreement and the non-mandatory provisions of the Plan, the provisions of this Agreement shall govern, and (c) if there is a difference or conflict between the provisions of this Agreement and/or a provision of the Plan with a provision of a Retention Agreement, such provision of such Retention Agreement shall govern. Any Retention Agreement constitutes “another agreement with the Grantee” within the meaning of the Plan (including without limitation sections 17.3 and 17.4 thereof). The Company and the Committee retain all authority and powers granted by the Plan and not expressly limited by this Agreement. The Grantee acknowledges that he or she may not and shall not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Agreement, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Agreement.
11.    Interpretation. The Committee shall have the authority to interpret and construe all provisions of this Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or this Agreement, by the Committee shall be final, binding and conclusive, absent manifest error.
12.    Governing Law/Jurisdiction/Waiver of Jury Trial. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without regard to its conflict of laws principles. All suits, actions, and proceedings relating to this Agreement or the Plan shall be brought only in the courts of the State of Florida located in Palm Beach County or in the United States District Court for the Southern District of Florida in West Palm Beach, Florida. The Company and the Grantee hereby consent to the personal jurisdiction of the courts described in this section 12 for the purpose of all suits, actions, and proceedings relating to the Agreement or the Plan. The Company and the Grantee each waive all objections to venue and to all claims that a court chosen in accordance with this section 12 is improper based on a venue or a forum non conveniens claim.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

13.    Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Grantee.
14.    Adjustments. If the number of outstanding common units is increased or decreased or the common units are changed into or exchanged for a different number of units or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in common units effected without receipt of consideration by the Company, then the number of Awarded Units shall be adjusted proportionately. No adjustment shall be made in connection with the payment by the Company of any cash distribution on its common units or in connection with the issuance by the Company of any warrants, rights, or options to acquire additional common units or of securities convertible into common units.
15.    Data Privacy. By entering into this Agreement, the Grantee: (i) authorizes the Company or any of the NextEra Entities, and any agent of the Company or any of the NextEra Entities administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of the NextEra Entities such information and data as the Company or any such NextEra Entities shall reasonably request in order to facilitate the administration of this Agreement; and (ii) authorizes the Company or any of the NextEra Entities to store and transmit such information in electronic form, provided such information is appropriately safeguarded in accordance with Company policy.
    By signing this Agreement, the Grantee accepts and agrees to all of the foregoing terms and provisions and to all the terms and provisions of the Plan incorporated herein by reference and confirms that the Grantee has received a copy of the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
NEXTERA ENERGY PARTNERS, LP

________________________________
John Ketchum
Chairman and Chief Executive Officer

________________________________
#ParticipantName#
#EmployeeID#

Exhibit “A”

LEGEND TO BE PLACED ON STOCK CERTIFICATE
The common units represented by this certificate are subject to the provisions of the NextEra Energy Partners, LP 2024 Long Term Incentive Plan (the “Plan”) and a Restricted Unit Award Agreement (the “Agreement”) between the holder hereof and NextEra Energy Partners, LP and may not be sold or transferred except in accordance therewith. Copies of the Plan and Agreement are kept on file by the Executive Services Department of NextEra Energy, Inc.